Exhibit 99.1

DPW Holdings Reports Third Quarter Financial Results

Newport Beach, CA, November 19, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), reported financial results for its third quarter and its nine-month period ended September 30, 2020 on its Form 10-Q filed with the Securities and Exchange Commission yesterday.

Q3-2020 highlights

•	Revenue of $5.7 million, an increase of 6.2% from the prior third fiscal quarter;
•	Gross profit of $1.9 million, an increase of 94.7% from the prior third fiscal quarter;
•	Loss from continuing operations of $1.6 million, a 78.9% decrease from the loss from continuing operations of $7.7 million during the prior third fiscal quarter; and
•	Net loss of $16.7 million for the quarter, including non-cash charges of $14.6 million.

Nine months ended September 30, 2020 highlights

•	Revenue of $16.7 million, an increase of 3.6% from the prior nine-month period;
•	Gross profit of $5.6 million, an increase of 110.8% from the prior nine-month period;
•	Loss from continuing operations of $5.3 million, a 66.2% decrease from the loss from continuing operations of $15.8 million in the prior nine-month period; and
•	Net loss of $24.6 million, including non-cash charges of $18.1 million.

Revenues

Our revenues increased by $330,735, or 6.2%, to $5,675,564 for the three months ended September 30, 2020, from $5,344,829 for the three months ended September 30, 2019. The increase from the three months ended September 30, 2019, is attributable to an increase in revenue from customized solutions for the military markets as we continue to experience the benefit of capital that was allocated to our defense business during the second half of 2019. The increase in revenue from the military markets was partially offset by a decrease in revenue from our commercial lending segment, attributed to a reduction in our loan portfolio and a decrease in revenue due to our decision to cease operations at our cryptocurrency mining operations.

Gross margins

Gross margins increased to 34.2% for the three months ended September 30, 2020 compared to 18.6% for the three months ended September 30, 2019. Our gross margins of 18.6% recognized during the three months ended September 30, 2019, were adversely impacted by the negative margins at Digital Farms. Excluding the effects of Digital Farms, our adjusted gross margins for the three months ended September 30, 2019, would have been 33.2%, consistent with our historical average.

Non-cash charges

During the three months ended September 30, 2020 and 2019, our reported net loss included non-cash charges of $14,601,675 and $6,296,889, respectively. During the nine months ended September 30, 2020 and 2019, our reported net loss included non-cash charges of $18,099,816 and $11,165,085, respectively. A summary of these non-cash charges is shown below:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Loss on extinguishment of debt	$12,823,039	$155,448	$13,297,793	$963,232
Interest expense – debt discount	1,471,716	1,357,845	2,379,196	3,034,454
Stock-based compensation	129,525	361,779	272,466	1,354,062
Depreciation and amortization	182,448	898,289	609,051	2,793,598
Impairment of property and equipment	-	4,315,856	1,525,316	4,315,856
Accretion of original issue discount on notes receivable – related party	5,532	(607,356)	20,532	(1,869,778)
Accretion of original issue discount on notes receivable	(401)	(19,132)	(4,538)	(77,155)
Fair value in excess of proceeds upon issuance of warrants	-	-	-	1,763,481
Change in fair value of warrant liability	(10,184)	(165,840)	-	(1,112,665)
Non-cash items included in net loss	$14,601,675	$6,296,889	$18,099,816	$11,165,085

Backlog

The Company reports that its order backlog at the end of the third quarter was approximately $66.5 million, including $46 million of related party backlog (note that related-party backlog is delinquent in the production schedule).

DPW’s CFO Kenneth S. Cragun said, “The results for the first nine months of 2020 demonstrate that we are achieving our objectives to grow revenue and improve operating results. In spite of the disruption from the COVID-19 pandemic, we were able to grow third quarter revenues by 6.2% from the prior year period, driven by our defense business. Our gross margins for the first nine months of 2020 improved dramatically, up $2.9 million or 110.8% from the first nine months of 2019. Combined with a reduction in operating expenses, our loss from continuing operations for the first nine months of 2020 decreased by $10.4 million from the comparable prior year period.”

DPW’s CEO and Chairman, Milton “Todd” Ault, III said, “There are, in my view, three important indicators that stockholders and investors should pay attention to; first, top-line growth during a disruptive pandemic; second, major improvement in gross margins and third, lower operating expenses. I would like to thank our employees and partners for their dedication, focus and amazing performance during these challenging times. At the beginning of 2018, we stated that our long-term goals include growing our consolidated business to $100 million in annual revenues. We believe we are making progress towards this goal with our significant order backlog, improved capital structure, growth in the defense business and new product announcements such as the Coolisys electric vehicle chargers.”

Mr. Ault continued “I would like to restate our mission and discuss our strategy. As a holding company, our business strategy is designed to increase shareholder value. Under this strategy, we are focused on managing and financially supporting our existing subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing shareholder value. We have, are and will consider several initiatives including, among others: public offerings, the sale of individual subsidiaries and investees, the sale of certain or all equity interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value. Over the recent past we have provided capital and relevant expertise to fuel the growth of businesses in defense/aerospace, industrial, telecommunications, medical, automotive and textiles. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support. We anticipate making additional investments to increase value to shareholders after satisfying our debt obligations and addressing working capital needs.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235